Exhibit 99.1
CONTACT: Jim Kosowski
304-234-2440
RELEASE DATE: November 16, 2006
FOR IMMEDIATE RELEASE
ISS REVISED ANALYSIS CITES ENHANCED CSN PROPOSAL
AS ‘BETTER ALTERNATIVE’ TO SHAREHOLDERS
WHEELING, WV, November 16, 2006 — Institutional Investment Services on November 15, 2006, issued an alert in which it cited six aspects of the enhanced Companhia Siderurgica Nacional offer, which was made public on November 14, to support its conclusion that CSN’s proposal presents a better alternative to shareholders.
     “We believe that ISS’s new analysis fairly represents the significant improvements in CSN’s enhanced proposal,” said James G. Bradley, Wheeling-Pittsburgh Chairman and CEO. “We are disappointed, however, that despite ISS’s endorsement of CSN’s improved offer, ISS kept its recommendation of Esmark’s Board of Directors slate unchanged because only one day remains to the Annual Meeting “and given the situation remains fluid with counter claims by each party.”
     Bradley noted that CSN’s enhanced proposal has mitigated the issue of USW’s opposition because CSN has agreed to limit its ownership to 49.5 percent of the new Wheeling-Pittsburgh. “We believe that CSN’s enhanced offer has addressed all shareholder issues and our board should be re-elected to best ensure that our shareholders capture improved shareholder value,” Bradley said.
     “Since CSN’s enhanced offer, Esmark has publicly refused to improve its offer and is clearly committed to monetizing its private, ‘family-owned’ business through its proposed merger with Wheeling-Pittsburgh. Faced with the same facts ISS analyzed, Esmark has represented that CSN’s enhanced offer is worth less than Esmark’s proposal. We question whether Esmark, and its Board of Directors slate, will ever open the bidding process to competitive bids, as has our Board.
     “Members of Wheeling-Pittsburgh’s Board of Directors have acted in the best interests of all our shareholders to continually improve shareholder value,” Bradley noted. “Shareholders should vote to re-elect the current Board in order to ensure that all shareholders can benefit both near-term and in the future.

     Specifically, ISS cited:
•	Higher underlying equity valuation brought about by the additional $50 million cash in the offer: “We consider it to have the same effect as increasing the underlying offer price for WP’s share,” ISS notes.
•	Increase in redemption price for B shares. “The present value ($32/share redemption price of $23.50 to $24.40 per share) compares favorably against the $20/share share buy-back that Esmark has proposed.”
•	Reduced leverage. “By reducing the amount of convertible debt to $175 million and by injecting $50 million in new cash, the revised proposal increases net debt by $125 million, compared to $225 million previously. We believe that the lower level of net debt may be more manageable, and does not significantly affect WP’s leverage.”
•	Rights Issue. “The revised offer now entitles existing WP shareholders, who opt for A shares in the new combined company, to subscribe to rights issue at $19/share for up to 4.6 million shares. We believe that the ability to subscribe to the rights issue allows class A shareholders to participate in the potential upside of the company. More importantly, we believe that this proposal now makes the CSN offer comparable to the Esmark offer in terms of shareholders ability to participate in the upside ...”
•	Strong credentials of CSN designees. “We believe that all three (CSN) designees would bring relevant experience to the board. Given the background and experience of CSN designees, we are no longer concerned about the potential lack of steel experience on the proposed WP/CSN board.”
•	Positive market reaction to revised CSN offer: “WP’s stock price has increased 5.8 percent in two days since CSN’s revised proposal. We believe that a positive price reaction is partially indicative of market’s approval of the revised CSN offer.”
     In its conclusion, ISS states: “Based on our review of the revised CSN proposal, we believe that CSN has addressed the concerns that we had raised in our initial analysis and now presents a better alternative to shareholders.”
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Wheeling-Pittsburgh Corporation, together with the other participants as indicated below, intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying card to be used to solicit votes for a special meeting of stockholders to seek approval of the Company’s proposed strategic alliance with Companhia Siderurgica Nacional (“CSN”). The Company urges its shareholders to read the proxy statement in its entirety when it becomes available because it will contain important information, including information on the participants and their interests in Wheeling-Pittsburgh Corporation. When filed, the proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants in this proxy solicitation are Wheeling-Pittsburgh Corporation and other participants included in the proxy statement to be filed with the SEC. Additional information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the proxy statement regarding the proposed strategic alliance when it becomes available.

Forward-Looking Statements Cautionary Language
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of CSN Holdings and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of CSN, CSN Holdings and Wheeling-Pittsburgh to realize the expected benefits from the proposed strategic alliance, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh for the remainder of 2006 or for the strategic alliance; (4) the risk of unexpected consequences resulting from the strategic alliance; (5) the risk of labor disputes, including as a result of the proposed strategic alliance or the failure to reach a satisfactory collective bargaining with the production employees; (6) the ability of the strategic alliance to operate successfully within a highly cyclical industry; (7) the extent and timing of the entry of additional competition in the markets in which the strategic alliance will operate; (8) the risk of decreasing prices for the strategic alliance’s products; (9) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (10) rising worldwide transportation costs due to historically high and volatile oil prices; (11) the ability of the strategic alliance to complete, and the cost and timing of, capital improvement projects, including upgrade and expansion of Wheeling-Pittsburgh’s hot strip mill and construction of an additional galvanizing line; (12) increased competition from substitute materials, such as aluminum; (13) changes in environmental and other laws and regulations to which the strategic alliance are subject; (14) adverse changes in interest rates and other financial market conditions; (15) failure of the convertible financing proposed to be provided by CSN to be converted to equity; (16) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbons slabs; and (17) political, legal and economic conditions and developments in the United States and in foreign countries in which the strategic alliance will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. CSN, CSN Holdings and Wheeling-Pittsburgh assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in CSN’s and Wheeling-Pittsburgh’s other filings with the SEC.
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